                                                               Exhibit 10.24

                              ROTOLANTE/WCMQ LEASE

    THIS LEASE made this 20th day of April, 1983 by and between MAY L. ROTOLANTE, hereinafter referred to as Lessor or ROTOLANTE, and RADIO WCMQ, INC., hereinafter referred to as Lessee, Tenant, or WCMQ.

    WITNESSETH that in consideration of the covenants herein contained on the part of WCMQ to be kept and performed, ROTOLANTE hereby leases to WCMQ the following described property:

         Lots 18, 19, and 20 in the SE 1/4 Section 20-52-40, CHAMBERS LAND COMPANY SUBDIVISION, according to the plat thereof, recorded in Plat Book 2, Page 68, of the public records of Dade County, Florida; less County Road Right-of-Way over that portion lying within the West 43 feet of the SE 1/4 of said Section 20, and less that portion of Lot 20 presently within the easement for the N.W. 138th Street canal.

    TO HAVE AND TO HOLD the same for the term of ten years from the commencement of the term as hereinafter provided for. The rent for the first ten-year term shall be the total sum of $313,020.00.

    1. WCMQ covenants with ROTOLANTE to pay the rent monthly in advance each on a first day of each and every month for the initial term as well as each option term, if the options are exercised.

    2. ROTOLANTE hereby grants to WCMQ options to renew the lease for six consecutive additional five-year terms upon the same terms and conditions as set forth in this lease, except that the agreed rental shall be increased by $5,000.00 per annum for each five-year option term. These options shall be and are self-executing; and it shall be conclusively presumed that WCMQ has exercised its option unless WCMQ has given notice to ROTOLANTE on or before the March 1st immediately preceding the then subject option time period. WCMQ's notice of its intent not to exercise an option likewise cancels all subsequent options.

    3. The annual rental and the amount payable each month for the initial ten-year term as well as each subsequent five-year option term are set forth in the schedule below:


 Lease Years           Annual Rent           Payable Monthly*
 -----------           -----------           ----------------
   1 - 5               $28,800.00               $2,400.00
   6 - 10               33,800.00                2,817.00
  11 - 15               38,800.00                3,235.00
  16 - 20               43,800.00                3,650.00
  21 - 25               48,800.00                4,067.00
  26 - 30               53,800.00                4,483.00
  31 - 35               58,800.00                4,900.00
  36 - 40               63,800.00                5,317.00


*plus applicable sales tax.

    4. WCMQ shall have the right to use and occupy the property herein demised for the installation, operation, and maintenance of attended and unattended electronics, transmitters, receivers, towers, earth stations, microwave equipment, and such other equipment and structures as are reasonable and necessary in the communications industry and shall have the right to install and maintain all necessary equipment, appurtenances, facilities, wiring, antennaes, electrical wires, conduits, and connections as WCMQ may deem necessary.

    5. Notwithstanding the foregoing, it is expressly understood and agreed that any radio or antenna towers to be constructed by WCMQ on the leased premises during the term hereof shall not exceed a height above ground of 140 feet each.

    6. This lease is contingent upon WCMQ obtaining all necessary federal and local permits and authorizations to construct its proposed facility. The permits include but are not limited to the FCC, FAA, and Dade County Building permits. WCMQ shall use its best good-faith efforts to obtain the needed approvals as expeditiously as possible. If, after six months from the date hereof, WCMQ does not have the necessary permits but is of the opinion that they will be obtained in the foreseeable future and WCMQ desires to continue with its efforts to obtain the permits, then and in that event WCMQ shall pay $1,000.00 to ROTOLANTE as consideration for an additional six month extension. Upon payment of the $1,000.00 WCMQ shall have an additional six months in order to obtain the necessary permits. If the necessary permits are ultimately unobtainable, then and in that event ROTOLANTE shall retain an additional $1,000.00 from the first month's rent deposit, hereinafter provided for, and shall refund the balance, $1,420.00, to WCMQ, if no damage was done to the premises by reason of WCMQ's test and surveys.

    7. This lease is also contingent upon WCMQ obtaining the removal of that certain 400 foot tower approximately 1 and 1/2 miles south of the demised premises, said tower currently being owned by Mario Ferro. WCMQ represents that it has the basis for an understanding with Mr. Ferro for the removal of this tower and expects to have a written agreement concerning same within the next 30 days. This contingency will be deemed satisfied if WCMQ does not give ROTOLANTE notice, within 30 days from the date hereof, that the contingency has not been met. If WCMQ does give notice that the contingency has not been met, then and in that event the deposit paid this date shall be returned and this lease deemed terminated.

    8. The first ten-year term of this lease shall commence on the first day of the month following the month in which WCMQ obtains all necessary permits to start construction. At time of signing this lease WCMQ has paid to ROTOLANTE the sum of $2,520.00 representing deposit for the first month's ground rent plus 5 percent sales tax.

    9. WCMQ may enter the premises prior to commencement of the initial ten-year term for the purpose of making tests and surveys, provided that at all times WCMQ shall protect the livestock, if any, on the premises.

    10. In addition to the ground rent and sales tax to be paid monthly, WCMQ shall pay annually to ROTOLANTE when real estate tax bills are issued the real estate taxes on the land described in this lease plus taxes, if any, imposed on improvements of WCMQ and/or personal property of WCMQ; however, for any such year that the county tax assessor approves the Agriculture Exemption on the demised land, WCMQ shall pay to ROTOLANTE taxes only on the non-exempt assessment of the demised land, plus any tax that may be assessed on WCMQ's structures and properties. In order to retain the Agriculture Exemption, WCMQ shall allow ROTOLANTE's present tenant on adjoining land an access to graze his livestock on the demised land, after WCMQ fences off whatever structures of his operation that may be hazardous to livestock or to the public.

    11. In the event the current tenant (stock raiser) of ROTOLANTE relinquishes his lease or does not desire to use the land of ROTOLANTE for pasture, then WCMQ may sublet the unused portion of the demised premises for any farm or pasture purpose that would qualify for the Agriculture Exemption on the annual taxes; and WCMQ shall furnish ROTOLANTE with a copy of the sublet agreement.

    12. It is expressly understood and agreed that ROTOLANTE and WCMQ shall each use their best good-faith efforts to keep the demised premises qualified for the Agriculture Exemption on the annual real property taxes.

    13. At all times during the term of this lease and any renewals or extensions hereto, WCMQ shall carry public liability insurance naming ROTOLANTE as additional insured in minimum amounts of $300,000/$500,000. Said insurance shall cover in addition to the communications operations of ROTOLANTE the liability insurance for the agriculture and pasture portion of the premises. WCMQ shall have the insurance agent furnish a certificate to ROTOLANTE at inception of the liability coverage and for each renewal.

    14. WCMQ hereby assumes full legal responsibility to local, state, and national authorities for the installation of its equipment and for the operation thereof on the premises of ROTOLANTE and for proper application for and securing of all permits and authorizations that are or may become necessary therefor.

    15. During the period of construction WCMQ shall carry builders risk insurance naming ROTOLANTE as additional insured. WCMQ shall further comply with the mechanics lien law and shall not allow any construction liens to attach to the land of ROTOLANTE. WCMQ shall replace or repair any pasture grasses damaged during construction.

    16. WCMQ shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations, and requirements of the federal, state, and local governments and of any and all their departments and bureaus applicable to said premises for the correction, prevention, and abatement of nuisances or other grievances in, upon, or connected with said premises during said term.

    17. In the event of litigation between the parties, it is agreed that the prevailing party shall be entitled to judgment for their reasonable attorneys' fees, costs, and all costs associated with the litigation whether or not same are traditionally taxable as costs.

    18. This contract shall bind ROTOLANTE and her heirs, assigns, administrators, legal representatives, executors, or successors as the case may be and the assigns or successors of WCMQ.

    19. It is understood and agreed between the parties hereto that time is of the essence of this contract, and this applies to all terms and conditions contained herein.

    20. WCMQ shall indemnify and save harmless ROTOLANTE from and against any and all claims, suits, actions, damages, and/or causes of action arising during the term of this lease for any personal injury, loss of life, and/or damage to property sustained in or about the leased premises by reason of or as a result of WCMQ's occupancy thereof and from and against any orders, judgments, and/or decrees which may be entered thereon and from and against all costs, counsel fees, expenses, and liabilities incurred in and about the defense of any such claim and the investigation thereof; provided, however, that before WCMQ shall become liable for all of said costs, counsel fees, expenses, liabilities, WCMQ shall be given notice in writing that the same are about to be incurred and shall have the option itself to make the necessary investigation and employ counsel of WCMQ's own selection but satisfactory to ROTOLANTE for the necessary defense of any claims.

    21. Upon expiration or termination of this lease, WCMQ shall remove all of its structures and equipment, repair any damaged fences and pasture grasses, and restore the premises to ROTOLANTE in good and clean condition.

    22. In the event WCMQ defaults in any respect to its obligations pursuant to this lease, ROTOLANTE shall give written notice to WCMQ. If the default is the nonpayment of rent, then and in that event WCMQ shall have ten business days in which to cure the default. If the default is other than the nonpayment of rent, then and in that event WCMQ will be given a reasonable time to cure the default, the nature of the default being taken into consideration as well as all other salient circumstances in determining a reasonable time.

    23. During the term of this lease or any renewal thereof, ROTOLANTE shall only sell the property upon a bona fide offer to purchase from a third party. WCMQ is hereby granted the right of first refusal on any bona fide offer to purchase the demised premises. A bona fide offer to purchase means an offer or contract with a third party who is not related directly or indirectly to ROTOLANTE.

    24. Notice shall be deemed sufficient if in writing and sent certified mail, return-receipt requested, as follows:

If to Rotolante:        May L. Rotolante
                        5701 S. W. 77th Terrace
                        South Miami, Florida  33143

If to WCMQ:             Herbert S. Dolgoff
                        Radio WCMQ, Inc.
                        1411 Coral Way
                        Miami, Florida 33145

    25. Attached hereto as Exhibit A is a copy of a Memorandum of Lease which the parties have executed simultaneously with the execution of this lease agreement. It is expressly understood and agreed that WCMQ shall be free to place the Memorandum of Lease of record upon the commencement of the first ten-year term. WCMQ shall not place the Memorandum of Lease of record unless the first ten-year term has commenced, that is WCMQ has obtained all the necessary permits to start construction. Upon expiration of the term or any renewal thereof or upon termination of this lease in accordance with the terms and conditions hereof, WCMQ shall furnish to ROTOLANTE a fully completed quit claim deed in the form attached hereto as Exhibit B.

    26. This lease may be modified or changed only by a written instrument executed by both ROTOLANTE and WCMQ.

    27. This written lease contains all the representations of agreements and obligations between ROTOLANTE and WCMQ.

    IN WITNESS WHEREOF, the parties have set their hands and seals the day first above written.

Witnesses:

/s/                                    /s/ May L. Rotolante        (SEAL)
---------------------                  ----------------------------
                                       MAY L. ROTOLANTE

/s/
---------------------

                                       RADIO WCMQ, INC.

/s/
---------------------
/s/                                    By: /s/ Herbert S. Dolgoff  (SEAL)
---------------------                     ------------------------
                                          HERBERT S. DOLGOFF,
                                          President

                               MEMORANDUM OF LEASE

    This Memorandum of Lease is entered into this 20th day of April, 1983 by and between MAY L. ROTOLANTE, hereinafter referred to as Lessor or ROTOLANTE, and RADIO WCMQ, INC., hereinafter referred to as Lessee, Tenant, or WCMQ,

                          W I T N E S S E T H  T H A T :

    WHEREAS, that in consideration of the covenants contained in that certain Lease Agreement of even date between ROTOLANTE and WCMQ whereby ROTOLANTE leased to WCMQ the following described property:

         Lots 18, 19, and 20 in the SE 1/4 Section 20-52-40, CHAMBERS LAND COMPANY SUBDIVISION, according to the plat thereof, recorded in Plat Book 2, Page 68, of the public records of Dade County, Florida; less County Road Right-of-Way over that portion lying within the West 43 feet of the SE 1/4 of said Section 20, and less that portion of Lot 20 presently within the easement for the N.W. 138th Street canal.

    WHEREAS, the parties have agreed to place this Memorandum of Lease of record so as to give record notice of certain provisions of the Lease,

    NOW, THEREFORE, in consideration of the premises, the parties acknowledge that certain of the provisions of the Lease Agreement provide as follows:

    1. The Lease has a term of from ten years to 41 years duration.

    2. The Lease further provides that to the extent WCMQ's equipment allows, the property will continue to be utilized by ROTOLANTE, other tenants, or subtenants for agricultural purposes, either farm or pasture land.

    3. The Lease provides WCMQ the right of first refusal on any bona fide offer to purchase the demised premises.

    IN WITNESS WHEREOF, the parties have set their hands and seals the day first above written.

Witnesses:

/s/                                    /s/ May L. Rotolante        (SEAL)
---------------------                  ----------------------------
                                       MAY L. ROTOLANTE

/s/
---------------------

Sworn to and subscribed before me
this 20th day of April, 1983.

/s/
----------------------------------
Notary Public, State of Florida

My Commission expires:

(SEAL)

                                       RADIO WCMQ, INC.

/s/
----------------------------------
/s/                                    By:/s/ Herbert S. Dolgoff    (SEAL)
----------------------------------        -------------------------
                                          HERBERT S. DOLGOFF,
                                          President

Sworn to and subscribed before me
this 20th day of April, 1983.

/s/
----------------------------------
Notary Public, State of Florida

My Commission expires:

(SEAL)

                     ASSIGNMENT OF LEASE AND OWNER'S CONSENT

    THIS AGREEMENT, made this 12 day of May, 1998, among One-On-One Sports Radio of Florida, L.L.C., a Delaware limited liability company ("Assignor"), Radio Unica of Miami, Inc., a Delaware corporation ("Assignee"), and May L. Rotolante ("Owner").

                                    RECITALS

    WHEREAS, Owner is the fee simple owner of that certain real property located in Miami Springs, Florida, and more fully described in Exhibit A attached hereto (the "Property").

    WHEREAS, by assignment, Assignor leases the Property under that certain Rotolante/WCMQ Lease dated as of April 20, 1983 by and between May L. Rotolante, as lessor, and Radio WCMQ, Inc., as tenant, as assigned to Spanish Broadcasting System of Florida, Inc. ("SBS") in accordance with a Novation of Lease dated as of December, 1996, and as assigned by SBS to Assignor in accordance with an Assignment of Lease and Owner's Consent dated as of September 26, 1997 (collectively, the "Lease").

    WHEREAS, the parties desire for Assignor to assign its rights and obligations under the Lease to Assignee.

                                   AGREEMENT:

    NOW, THEREFORE, for valuable consideration received, the parties, intending to be legally bound, agree as follows:

    1. Recitals. All of the above recitals are incorporated herein by reference.

    2. Assignment. Assignor assigns, conveys and transfers to Assignee, its successors and assigns, all of the Assignor's rights, title and interest in and to the Lease. Assignor covenants and agrees that: (i) Assignor has good right and power to assign the Lease; (ii) the interest hereby assigned is free and clear from any encumbrances created by Assignor; (iii) Assignor has not waived any rights under the Lease; and (iv) Assignor, as of the date hereof, has performed its obligations under the Lease.

    3. Acceptance. Assignee accepts Assignor's assignment of the Lease, and assumes and agrees to keep and perform all the obligations, liabilities, conditions, covenants and provisions of Assignor under the Lease accruing after the date hereof. Assignee acknowledges that a proper proration of all rents paid or due under the Lease has been made with Assignor. Assignee agrees to indemnify and hold harmless Assignor from and against any and all claims, liabilities, damages, costs, losses, attorneys' fees and expenses incurred by Assignor and arising from or related to Assignee's performance of its obligations under the Lease or its use of the Property subject to the Lease after the date hereof. Assignor agrees to indemnify and hold harmless Assignee from and against any and all claims, liabilities, damages, costs, losses, attorneys' fees and expenses incurred by Assignee and arising from or related to Assignor's performance of its obligations under the Lease or its use of the Property subject to the Lease prior to the date hereof. Assignor agrees to indemnify and hold harmless Assignee from and against any and all claims, liabilities, damages, cost, losses, attorneys' fees and expenses incurred by Assignee and arising from or related to Assignor's performance of its obligations under the Lease or its use of the Property subject to the Lease prior to the date hereof.

    4. Further Assurances. Assignor does hereby agree, from and after the date hereof upon the request of Assignee or its successors and assigns, to execute such other documents as Assignee or its successors and assigns may reasonably require in order to obtain the full benefit of this Assignment of Lease and Owner's Consent and Assignor's obligations hereunder.

    5. Consent and Release. Owner consents to this assignment by Assignor to Assignee of all of the Assignor's rights, obligations, liabilities, title and interest in and to the Lease as provided in Paragraphs 2 and 3 above and accepts Assignee as the Lessee under the Lease. Owner warrants that no default presently exists under the Lease, including the payment of rent.

    6. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    7. Governing Law. The terms and conditions of this Assignment shall be governed by and interpreted under the law of the State of Delaware.

    8. Counterparts. This Assignment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument.

                            [signature page follows]

                           ONE-ON-ONE SPORTS RADIO OF
                           FLORIDA, L.L.C.


                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By: /s/ Christopher J. Brennan
                                   -----------------------------------
                                Name: Christopher J. Brennan
                                     ---------------------------------
                                Title: President
                                      --------------------------------



                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By: /s/ Christopher J. Brennan
                                   -----------------------------------
                                Name: Christopher J. Brennan
                                     ---------------------------------
                                Title: President
                                      --------------------------------


                                RADIO UNICA OF MIAMI, INC.

                                By:
                                   -----------------------------------
                                  Joaquin F. Blaya, Chairman and Chief
                                  Executive Officer

                                MAY L. ROTOLANTE


                                --------------------------------------

                           ONE-ON-ONE SPORTS RADIO OF
                           FLORIDA, L.L.C.


                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By:
                                   -----------------------------------
                                Name:
                                     ---------------------------------
                                Title:
                                      --------------------------------



                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By:
                                   -----------------------------------
                                Name:
                                     ---------------------------------
                                Title:
                                      --------------------------------


                                RADIO UNICA OF MIAMI, INC.

                                By:
                                   -----------------------------------
                                  Joaquin F. Blaya, Chairman and Chief
                                  Executive Officer

                                MAY L. ROTOLANTE


                                --------------------------------------

                           ONE-ON-ONE SPORTS RADIO OF
                           FLORIDA, L.L.C.


                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By:
                                   -----------------------------------
                                Name:
                                     ---------------------------------
                                Title:
                                      --------------------------------



                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By:
                                   -----------------------------------
                                Name:
                                     ---------------------------------
                                Title:
                                      --------------------------------


                                RADIO UNICA OF MIAMI, INC.

                                By:/s/ Joaquin F. Blaya
                                   -----------------------------------
                                  Joaquin F. Blaya, Chairman and Chief
                                  Executive Officer

                                MAY L. ROTOLANTE


                                --------------------------------------

                           ONE-ON-ONE SPORTS RADIO OF
                           FLORIDA, L.L.C.


                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By:
                                   -----------------------------------
                                Name:
                                     ---------------------------------
                                Title:
                                      --------------------------------



                           By:  One-On-One Sports Radio Stations, Inc.
                                Member

                                By:
                                   -----------------------------------
                                Name:
                                     ---------------------------------
                                Title:
                                      --------------------------------


                                RADIO UNICA OF MIAMI, INC.

                                By:
                                   -----------------------------------
                                   Joaquin F. Blaya, Chairman and Chief
                                   Executive Officer


                                MAY L. ROTOLANTE

                                /s/ May L. Rotolante
                                --------------------------------------
                                MAY L. ROTOLANTE, OWNER/LESSOR
                                LANDLORD



                                       3